Exhibit 99.1

Data I/O Reports Third Quarter 2026 Results

October Transformational Acquisition Doubles Revenues and Expands into Diverse High-Growth Markets

Redmond, WA – November 12, 2026 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of data programming equipment, provisioning services and security provisioning for Flash-based microcontrollers, and high-density memory devices, today announced financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 and Recent Highlights

●	Revenues of $4.9 million with bookings of $5.0 million
●	Gross margin as a percentage of sales was 58.0%, as compared to 57.0% in Q2
●	EBITDA adjusted for equity compensation and one-time expenses improved sequentially and versus prior year period*
●	Restructurings and expense optimizations support breakeven adjusted EBITDA for the quarter
●	Cash on September 30, 2026 was $9.4 million as compared to $10.8 million on June 30, 2026
●	Secured $13.25 million direct investment and $7.5 million bank line of credit in October 2026
●	Closed on transformational acquisition of V-TEK, Inc. and A&J Programming, Inc. (collectively, “V-TEK”)
●	Expansion into services and high-growth end markets including data center, AI, photonics, industrial automation, and robotics

* See EBITDA and Adjusted EBITDA reconciliation in schedules following this release.

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052

Management Comments

Commenting on the financial results for the third quarter ended September 30, 2026 and recent developments, William Wentworth, President and CEO of Data I/O Corporation, said, “The most important measure of our recent performance and our prospects for the future is the completion of the transformational acquisition of V-TEK.

“As Data I/O’s first acquisition in decades, we’re proud to have completed the transaction and the required recapitalization following several years of a cyclical downturn in automotive. Total consideration was $23 million, with $3 million paid in Data I/O common stock. This displays the conviction of bringing these two companies together and the future value of the combined global business.

“The acquisition is anticipated to double revenues and be accretive to earnings. The integration plan has kicked off across multiple functional departments. Over the last two years we have used AI to optimize the business, and we will apply AI to the integration and ongoing operations at V-TEK. We will follow our mandate of best people and best practices.

“The NEW Data I/O has become a reality. With the V-TEK acquisition, our expanded products and services now address multibillion-dollar markets. The NEW Data I/O serves industries such as data centers, AI, photonics, industrial automation, robotics, medical, military, aerospace and defense, significantly reducing our reliance on automotive.

“We are shifting our mix towards software and services, diversifying our revenue streams and reducing our exposure to the capital equipment cycle. At the same time, we continue to invest in our programming platform, including new automation, programming technology and security provisioning. V-TEK’s existing programming business, A&J Programming, accelerates our strategic plan to provide Programming-as-a-Service.

“Data I/O will remain focused on optimizing the business, using technology and realigning costs to our new go-to-market strategy, and we continue to review expense reductions that will improve profitability. At the same time, we are investing in our core business to strengthen our capital equipment business and support our growing programming services business. The consolidation of V-TEK expands our ability to scale, enter new markets, increase operating leverage, and generate cash.”

Third Quarter 2026 Financial Results

Net sales in the third quarter 2026 were $4.9 million, as compared with $5.2 million in the second quarter 2026 and $5.4 million in the prior year period. Sales in the current quarter reflect continued revenue recovery and stable bookings in the platform business offset by timing-related softness in adapters. Demand for platform equipment appears to have inflected over the past two quarters following a prolonged downward cycle that had been negatively impacted by a realignment of technology spending, with AI-related investments at the forefront and a reassessment of EV capacity and related automotive manufacturing.

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052

Third quarter 2026 bookings were $5.0 million, as compared with $4.9 million in the second quarter 2026. Bookings through the first six months of the year are indicative of the current market for programmable devices which has been accelerating within end markets not traditionally targeted by the Company, including edge AI and robotics. Bookings within the automotive electronics market was favorable for platform sales during the second quarter but softer for consumable adapter sales.

For the third quarter 2026, consumable adapters and services represented 48% of total revenue, providing a stable base of re-occurring revenue. This compares with 55% in the second quarter and 81% in the first quarter when total sales were lower. Platform sales represented 52% of total revenue in the third quarter, up from 45% in the second quarter and 19% in the first quarter. Backlog on September 30, 2026 was $1.5 million, down from $2.1 million at June 30, 2026 and $2.6 million at March 31, 2026. Deferred revenue was $0.9 million on September 30, 2026, as compared to $1.1 million at June 30, 2026 and $1.5 million at March 31, 2026.

Gross margin as a percentage of sales was 58.0% in the third quarter 2026, as compared to 57.0% in the second quarter 2026 and 50.7% in the third quarter 2025. The increased gross margin reflects the sale of several lower-cost units during the quarter, an increased focus on value-based pricing, and incremental efficiencies in operations. Aside from the low-cost platforms sold in the third quarter, direct material costs improved slightly compared to prior periods as the Company continued actively to mitigate the impact of tariffs and other inflationary pressures.

Operating expenses for the third quarter 2026 were $4.9 million, which included approximately $1.5 million in one-time expenses primarily related to debt and financing expenses, the IT/ERP transition, non-cash inventory reserve adjustments and other one-time charges. This compares to operating expenses of $4.1 million in the third quarter 2025 which included approximately $0.6 million in one-time expenses related to the investigation and remediation of a cybersecurity incident, the Company’s leadership transition as well as investments in the core programming platform and information systems.*

Operating loss in the third quarter 2026 was ($2.0) million on revenues of $4.9 million compared to the loss of ($1.4) million on revenues of $5.4 million in the third quarter of 2025.

Net loss in the third quarter 2026 was ($2.7) million or ($0.27) per share, compared to net loss of ($1.4) million or ($0.15) per share in the third quarter 2025. The increased loss reflects higher operating expenses due to one-time items, partially offset by higher gross margins.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation and one-time expenses, was ($71,000) in the third quarter 2026, compared to ($563,000) in the third quarter 2025. Third quarter 2026 Adjusted EBITDA includes $1.4 million of one-time expenses, as compared to approximately $585,000 of one-time expenses in the prior year period.*

The Company’s cash balance remained strong at the end of the third quarter 2026 with $9.4 million as compared to $10.8 million on June 30, 2026. Data I/O’s net working capital increased to $14.7 million on September 30, 2026 from $10.8 million on June 30, 2026 and $12.3 million on December 31, 2025. The Company had no debt on September 30, 2026 after converting $6.2 million of convertible debt into preferred shares following the June 2026 private placement. These debentures had been classified as short-term debt and included in the balance sheet and for the working capital calculation at June 30, 2026. Subsequent to the end of the third quarter, the Company completed a private placement of securities for approximately $13.25 million in gross proceeds.

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052

Conference Call and Webcast with Accompanying Slideshow Presentation Information

A conference call and webcast with accompanying slideshow presentation discussing financial results for the third quarter ended September 30, 2026 will follow this release today at 5 a.m. Pacific Time/8 a.m. Eastern Time.  To listen to the conference call, please dial 412-317-5788.  The conference call will be simultaneously webcast with an accompanying slideshow presentation over the Internet which may be accessed via this webcast link. Alternatively, investors may visit the Events & Webcasts section of the Data I/O Corporation website at https://www.dataio.com/investor-relations/news/events/ to access the webcast from the site.  A replay of the conference call will be made available approximately one hour after the conclusion of the call and will remain available until November 26, 2026.  To access the replay, please dial 412-317-0088, access code 1665712.  The webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the event.

About Data I/O Corporation

Since 1972, Data I/O Corporation (NASDAQ: DAIO) has been the global leader in device programming. In 2026, Data I/O united three industry leaders with the transformational acquisition of V-TEK, Inc. and A&J Programming, Inc. The combination enables Data I/O to provide the world’s most comprehensive solutions to support the entire data provisioning supply chain.  These solutions include data programming and security provisioning, semiconductor handling automation for test, inspection and packaging, and Programming-as-a-Service. The Company serves customers in the automotive, industrial automation, data center, AI, photonics, medical, military, aerospace and defense, IoT, and consumer electronics markets. OEMs and manufacturers of any size can program, securely provision, test and package devices from early samples through high-volume production, using modular and customized systems and flexible service options. Data I/O’s solutions are backed by a portfolio of patents (dataio.com/Company/Patents) and a global network of distribution partners and support and service professionals, ensuring success for customers.

Learn more at www.dataio.com, www.vtekusa.com, and www.ajprogram.com.

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052

Safe Harbor/Forward Looking Statements, Disclosure Information and Non-GAAP financial Measures

The Company cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, recent acquisitions and their benefits to revenues and operations, the company’s focus on optimizing the business, anticipated benefits from AI, and any such forward-looking statements involving risks, assumptions and uncertainties. Statements in this news release may be construed as a prediction of future operations and performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the contributions of acquisitions, acquisition synergies, the demand for the Company’s products, the impact from geopolitical conditions including any related international trade restrictions, supply chain constraints, and cybersecurity incidents and the possibility that the Company’s containment and remediation efforts may be unsuccessful or becomes a challenging force in maintaining market share. Factors that may impact the Company’s operations and finances include uncertainties as to the ability to record revenues based upon the timing of product deliveries, integration of recent acquisitions, market acceptance of existing and new products/services, shipping availability, installations and acceptance, accrual of expenses, internally or externally induced business interruptions, changes in economic conditions, part shortages, business disruptions and other risks including those described in the Company’s 10-K, 10-Q and other periodic filings with the Securities and Exchange Commission (SEC), press releases and other communications.

Data I/O may use its website (www.dataio.com) and investor relations page (www.dataio.com/Company/Investor-Relations), its X account (@DataIO_Company), and its LinkedIn page (linkedin.com/company/data-io) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Data I/O’s press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

*References in this press release are made to non-GAAP (Generally Accepted Accounting Principles) financial measures, including profitability and operating/net income excluding one-time items, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA (AEBITDA), which excludes equity compensation, and AEBITDA excluding one-time items.  Reconciliations are provided in the tables of this press release. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, and other one-time investments/expenses should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contact:

Investor Relations Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

- tables follow -

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net sales	$4,874	$5,393	$13,273	$17,516
Cost of goods sold	2,046	2,659	5,900	8,634
Gross margin	2,828	2,734	7,373	8,882
Operating expenses:
Research and development	1,596	1,709	4,267	4,886
Selling, general and administrative	3,270	2,418	9,012	6,609
Total operating expenses	4,866	4,127	13,279	11,495
Operating income (loss)	(2,038)	(1,393)	(5,906)	(2,613)
Non-operating income (loss):
Interest income	17	34	43	107
Interest expense	(624)	—	(1,497)	—
Foreign currency transaction gain (loss)	18	(3)	(66)	22
Total non-operating income (loss)	(589)	31	(1,520)	129
Income (loss) before income taxes	(2,627)	(1,362)	(7,426)	(2,484)
Income tax (expense) benefit	(75)	—	(75)	(2)
Net income (loss)	$(2,702)	$(1,362)	$(7,501)	$(2,486)

Basic earnings (loss) per share	$(0.27)	$(0.15)	$(0.77)	$(0.27)
Diluted earnings (loss) per share	$(0.27)	$(0.15)	$(0.77)	$(0.27)
Weighted-average basic shares	10,404	9,389	9,793	9,308
Weighted-average diluted shares	10,404	9,389	9,793	9,308

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	September 30,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,397	$7,901
Trade accounts receivable, net of allowance for credit losses of $19 and $29, respectively	4,472	2,841
Inventories	5,951	5,710
Other current assets	975	799
TOTAL CURRENT ASSETS	20,795	17,251

Property and equipment – net	964	807
Other assets	1,612	2,118
TOTAL ASSETS	$23,371	$20,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,555	$1,227
Accrued compensation	1,083	958
Deferred revenue	937	1,464
Other accrued liabilities	2,473	1,328
Income taxes payable	9	4
TOTAL CURRENT LIABILITIES	6,057	4,981

Deferred foreign income tax	250	250
Operating lease liabilities	884	1,411
Long-term other payables	21	20

STOCKHOLDERS’ EQUITY

Preferred stock - Authorized, 5,000,000 shares, including 200,000 shares designated Series A Junior Participating Preferred Stock and 8,000 shares designated Series B Convertible Preferred Stock; Series A Junior Participating Preferred Stock issued and outstanding, none	—	—
Series B Convertible Preferred Stock, $1,000 stated value - Issued and outstanding, 6,841.33 shares as of September 30, 2026 and none as of December 31, 2025	6,841	—
Common stock, at stated value - Authorized, 30,000,000 shares Issued and outstanding, 10,419,364 shares as of September 30, 2026 and 9,391,922 shares as of December 31, 2025	26,019	24,062
Additional paid in capital	1,165	—
Accumulated deficit	(18,475)	(10,974)
Accumulated other comprehensive income (loss)	609	426
TOTAL STOCKHOLDERS’ EQUITY	16,159	13,514
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,371	$20,176

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026		2025
(in thousands)
Net Income (loss)	$(2,702)	$(1,362)		$(7,501)		$(2,486)
Interest (income)	(17)	(34)		(43)		(107)
Interest expense	624	—		1,497		—
Taxes	75	—		75		2
Depreciation and amortization	381	133		598		369
EBITDA	$(1,639)	$(1,263)		$(5,374)		$(2,222)
Equity compensation	134	115		367		539
Adjusted EBITDA, excluding equity compensation	$(1,505)	$(1,148)		$(5,007)		$(1,683)

EBITDA One-time expense adjustments
Deal & Financing Expenses	$802	$52	$		$
IT & ERP Transition	238	69
Non-Cash Inventory Reserve Adj.	298
Outside Consulting on Tech Platform	61	66
Restructuring Expenses	35
Recruiting & Consulting	168
Cyber Security Incident	230

Total	$1,434	$585	$		$

Adjusted EBITDA, excluding equity compensation and one-time expenses/investments	$(71)	$(563)	$		$

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052